                                                                    EXHIBIT 23.9

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 2, 1998 on our audit of the consolidated financial statements of POINT PLASTICS, INC. AND SUBSIDIARY included in Medical Manager Corporation's (formerly known as Synetic, Inc.) Form 8-K dated July 29, 1998, into this Form S-3 registration statement and to all references to our Firm included in this registration statement.

                                                  Very truly yours,

                                                            /s/ LINKENHEIMER LLP

Santa Rosa, California
November 6, 2000